As filed with the Securities and Exchange Commission on May 31, 2012

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Medidata Solutions, Inc.

(Exact name of registrant as specified in its charter)

Delaware	13-4066508
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

79 Fifth Avenue, 8th Floor
New York, New York	10003
(Address of Principal Executive Offices)	(Zip Code)

Amended and Restated 2009 Long-Term Incentive Plan

(Full title of the plan)

Michael I. Otner

General Counsel and Secretary

79 Fifth Avenue, 8th Floor, New York, New York 10003

Telephone: (212) 918-1800

Copies to:

Warren J. Nimetz, Esq.

Fulbright & Jaworski L.L.P.

666 Fifth Avenue, New York, New York 10103

Telephone: (212) 318-3000, Facsimile: (212) 318-3400

(Name, address, and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	Smaller reporting company	☐
(Do not check if a smaller reporting company)

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, $0.01 par value per share	1,500,000	28.10	42,150,000	4,830.39

(1)	Represents additional shares authorized for issuance under the registrant’s Amended and Restated 2009 Long-Term Incentive Plan. Pursuant to Rule 416 under the Securities Act of 1933, as amended, this Registration Statement on Form S-8 also covers an additional indeterminable number of shares as may be necessary to adjust the number of shares being offered or issued pursuant to the plan as a result of any future stock splits, stock dividends, recapitalizations or similar transactions effected without the receipt of consideration which results in an increase in the number of outstanding shares.
(2)	Estimated in accordance with Rules 457(c) and (h) under the Securities Act of 1933, as amended, solely for the purpose calculating the registration fee, based upon the average high and low prices of the Common Stock on May 29, 2012, as reported on the NASDAQ Global Market.

EXPLANATORY NOTE

This Registration Statement on Form S-8 relates to the registration of an additional 1,500,000 shares of common stock, par value $0.01 per share (“Common Stock”) of Medidata Solutions, Inc., or the Registrant, for future issuance pursuant to awards under the Registrant’s 2009 Long-Term Incentive Plan, as amended and restated. In accordance with General Instruction E to Form S-8, the contents of the previous Registration Statement on Form S-8 related to the Registrant’s original 2009 Long-Term Incentive Plan (Commission File No. 333-160461, filed on July 7, 2009 with the Securities and Exchange Commission) are incorporated herein by reference and made part of this Registration Statement, except as amended hereby. Effective as of May 16, 2012, the Registrant amended and restated the 2009 Long-Term Incentive Plan in order to increase the number of shares of Common Stock that may be issued thereunder to 4,000,000 shares of Common Stock from 2,500,000 shares of Common Stock.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.	Incorporation of Documents by Reference.

The Registrant hereby incorporates by reference into this Registration Statement on Form S-8 the following documents and information previously filed with the Commission:

(i) the Registrant’s annual report on Form 10-K for the fiscal year ended December 31, 2011 filed on March 13, 2012;

(ii) the Registrant’s quarterly report on Form 10-Q for the quarter ended March 31, 2012 filed on May 4, 2012;

(iii) the Registrant’s current reports on Form 8-K filed on May 4, 2012 and May 18, 2012; and

(iv) the description of the Registrant’s Common Stock contained in its Registration Statement on Form 8-A (File No. 001-34283) filed with the Commission on June 19, 2009, pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended, including any amendment or report filed for the purpose of updating such description.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (other than Current Reports on Form 8-K furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K, including any exhibits included with such information, unless otherwise indicated therein), subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

Any statement contained in this Registration Statement or in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is, or is deemed to be, incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 8.	Exhibits.

Exhibit No.	Exhibit Description
4.1(1)	Specimen certificate evidencing shares of common stock
5.1	Opinion of Fulbright & Jaworski L.L.P. regarding legality of securities being registered
23.1	Consent of Deloitte & Touche LLP, independent registered public accounting firm
23.2	Consent of Fulbright & Jaworski L.L.P. (contained in Exhibit 5.1)
24.1	Power of Attorney (included as part of signature page to this Registration Statement)
99.1(2)	Amended and Restated 2009 Long Term Incentive Plan

(1)	Incorporated by reference to exhibit 4.1 filed with the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-156935), as declared effective on June 24, 2009
(2)	Incorporated by reference to exhibit 10.1 filed with the Registrant’s Form 8-K on May 4, 2012

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on May 31, 2012.

MEDIDATA SOLUTIONS, INC.

By:	/s/ Michael I. Otner
Michael I. Otner General Counsel and Secretary

POWER OF ATTORNEY

We, the undersigned officers and directors of Medidata Solutions, Inc., hereby severally constitute and appoint Tarek A. Sherif, Cory Douglas and Michael I. Otner, and each of them singly (with full power to each of them to act alone), our true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them for him and in his name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ TAREK A. SHERIF Tarek A. Sherif	Chairman, Chief Executive Officer (Principal Executive Officer) and Director	May 31, 2012

/S/ CORY DOUGLAS Cory Douglas	Chief Financial Officer (Principal Financial and Chief Accounting Officer)	May 31, 2012

/S/ GLEN M. DE VRIES Glen M. de Vries	Director	May 31, 2012

/S/ CARLOS DOMINGUEZ Carlos Dominguez	Director	May 31, 2012

/S/ NEIL M. KURTZ, M.D. Neil M. Kurtz, M.D.	Director	May 31, 2012

/S/ GEORGE MCCULLOCH George McCulloch	Director	May 31, 2012

/S/ LEE SHAPIRO Lee Shapiro	Director	May 31, 2012

/S/ ROBERT B. TAYLOR Robert B. Taylor	Director	May 31, 2012

EXHIBIT INDEX

Exhibit No.	Exhibit Description
4.1(1)	Specimen certificate evidencing shares of common stock
5.1	Opinion of Fulbright & Jaworski L.L.P. regarding legality of securities being registered
23.1	Consent of Deloitte & Touche LLP, independent registered public accounting firm
23.2	Consent of Fulbright & Jaworski L.L.P. (contained in Exhibit 5.1)
24.1	Power of Attorney (included as part of signature page to this Registration Statement)
99.1(2)	Amended and Restated 2009 Long Term Incentive Plan

(1)	Incorporated by reference to exhibit 4.1 filed with the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-156935), as declared effective on June 24, 2009
(2)	Incorporated by reference to exhibit 10.1 filed with the Registrant’s Form 8-K on May 4, 2012